Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Novadaq Technologies Inc. Second Amended and Restated Stock Option Plan of our report dated February 14, 2012, with respect to the consolidated financial statements of Novadaq Technologies Inc., included in its Annual Report on Form 40-F for the year ended December 31, 2011, filed with the Securities and Exchange Commission on March 19, 2012.

/s/ Ernst & Young LLP
Toronto, Canada	Chartered Accountants
June 1, 2012	Licensed Public Accountants